Exhibit 99 - Press release dated as of June 24, 2008

CoActive Marketing Group, Inc. Reports Results for Fourth Quarter and Full Year Ended March 31, 2008

Earnings per Share for the year ended March 31, 2008 up 50%, to $0.21 from $0.14 for the year ended March 31, 2007.

NEW YORK, NY-- June 24, 2008 -- CoActive Marketing Group, Inc. (Nasdaq:CMKG -
News), a full-service marketing, sales promotion and interactive services company, reported financial results for its fourth quarter and full year ended March 31, 2008.

Charlie Tarzian, CoActive's President and Chief Executive Officer, commented, "Over the past eighteen months, we have successfully transitioned our business to the delivery of integrated marketing programs for sustaining clients and away from dependence on one-off events and promotions. Our success is evident by the growth in revenue from our core clients and the addition of important new clients with significant growth potential. The final three quarters of our fiscal 2008 showed the benefits of our shift in strategy as we replaced project-based revenue with recurring revenue, produced consistent profitability, and showed increasing rates of year over year growth. We expect that momentum to continue in our fiscal 2009."

Fred Kaseff, CoActive's Chief Financial Officer, added, "Our ability to build more relationship-based business helped reduce the event seasonality that traditionally impacted our fourth quarter. The result was a 33% increase in year-over-year Q4 operating revenue, and $594,000 operating income for the quarter ended March 31, 2008 vs. an operating loss of $1.4 million from our prior year's 4th quarter. That in turn helped us achieve a 50% year-over-year increase in fully diluted earnings per share, or $0.21 for our 2008 fiscal year, vs. $0.14 for the year ended March 31, 2007.

Operating Results - Three months and twelve months ended March 31, 2008

Sales:

For the three months ended March 31, 2008, the Company reported sales of $23.1 million, compared to sales of $19.3 million for the three months ended March 31, 2007, an increase of 20%, or $3.8 million. For the twelve months ended March 31, 2008, the Company reported sales of $85.5 million, compared to sales of $95.9 million for the twelve months ended March 31, 2007, a decrease of $10.4 million, as a result of several significant non-recurring projects in the first half of fiscal 2007.

Operating Revenue:

The Company believes that "operating revenue" is a key performance indicator. Operating revenue is defined as sales, less reimbursable program costs and expenses and outside production costs and other program expenses. Operating revenue is the net amount derived from sales to customers, which the Company believes is available to fund its compensation and general and administrative expenses, and capital expenditures. For the three months ended March 31, 2008, operating revenue amounted to $9.0 million, an increase of 33%, or $2.2 million over the $6.8 million reported for the three months ended March 31, 2007. For the twelve months ended March 31, 2008, operating revenue amounted to $34.9 million, compared to $35.0 million for the twelve months ended March 31, 2007

Operating Income, Net Income and Earnings per Share:

The Company reported operating income, net income and fully diluted earnings per share of $594,000, $71,000 and $.01 per share, respectively, for the three months ended March 31, 2008. This compares to an operating loss of $1.4 million, net loss of $711,000 and fully diluted loss per share of $.10 for the three months ended March 31, 2007. The Company reported operating income, net income and fully diluted earnings per share of $2.8 million, $1.5 million and $.21 per share, respectively, for the twelve months ended March 31, 2008. This compares to operating income of 2.0 million, net income of $1.0 million, and fully diluted earnings per share of $.14 for the twelve months ended March 31, 2007.

Balance Sheet:

The Company continues to work diligently toward eliminating its working capital deficit. At March 31, 2008, the Company's working capital deficit was $783,000, a $2.5 million improvement from its working capital deficit of $3.3 million at March 31, 2007. During the first quarter ended June 30, 2007, the Company repaid all bank loan obligations and has been operating without bank financing. On June 12, 2008, the Company signed a commitment letter with a commercial lender providing for a $5 million secured senior credit facility.

The Company will conduct a conference call at 4:30 p.m. Eastern Standard Time today, Tuesday, June 24, 2008, to discuss its fourth quarter and full year results. The call will be hosted by Mr.Tarzian and Mr. Kaseff.

To participate in the call, investors should dial (866) 393-7581 conference id 52522868 ten minutes prior to the scheduled start of the call. An audio-only webcast of the call may be accessed on the Internet at http://www.videonewswire.com/event.asp?id=49311. For investors unable to participate in the live event, an archive of the webcast will be available at http://www.videonewswire.com/event.asp?id=49311 until the end of the month, and a taped replay of the call will be available for one week at (800) 642-1687, pass code 52522868.

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

This press release includes statements which constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release are not promises or guarantees and are subject to risks and uncertainties that could cause our actual results to differ materially from those anticipated. These statements are based on management's current expectations and assumptions and are naturally subject to uncertainty and changes in circumstances. We caution you not to place undue reliance upon any such forward-looking statements. Actual results may vary materially from those expressed or implied by the statements herein. Factors that could cause actual results to differ materially from the Company's expectations are set forth in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2008 under "Risk Factors," and include the risk that projected business opportunities will fail to materialize or will be delayed. The Form 10-K may be obtained by accessing the database maintained by the Securities and Exchange Commission at http://www.sec.gov.


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

                         COACTIVE MARKETING GROUP, INC.
                      Consolidated Statements of Operations
              Three and Twelve Months Ended March 31, 2008 and 2007



                                                                   (Unaudited)                       (Audited)
                                                          Three Months Ended March 31,     Twelve Months Ended March 31,
                                                              2008            2007             2008            2007
                                                          ----------------------------     ----------------------------
Sales                                                     $ 23,137,998    $ 19,269,604     $ 85,522,692    $ 95,879,958
                                                          ------------    ------------     ------------    ------------

Operating income (loss)                                        594,455      (1,408,796)       2,847,121       1,986,671
                                                          ------------    ------------     ------------    ------------
Income (loss) from continuing operations
     before provision for income taxes                         605,915      (1,395,498)       2,934,361       1,744,887

Provision (benefit) for income taxes                           534,501        (684,149)       1,447,525         572,012
                                                          ------------    ------------     ------------    ------------

Income (loss) from continuing operations                        71,414        (711,349)       1,486,836       1,172,875
                                                          ------------    ------------     ------------    ------------

Loss from discontinued operations                                   --              --               --        (176,824)
                                                          ------------    ------------     ------------    ------------
Net income (loss)                                         $     71,414    $   (711,349)    $  1,486,836    $    996,051
                                                          ============    ============     ============    ============
Basic earnings (loss) per share:
     Income (loss)from continuing operations              $        .01    $       (.10)    $        .21    $        .17
     Loss from discontinued operations                              --              --               --            (.02)
                                                          ------------    ------------     ------------    ------------
     Net income per share                                 $        .01    $       (.10)    $        .21    $        .15
                                                          ============    ============     ============    ============

Diluted earnings (loss) per share:
     Income (loss) from continuing operations             $        .01    $       (.10)    $        .21    $        .16
     Loss from discontinued operations                              --              --               --            (.02)
                                                          ------------    ------------     ------------    ------------
     Net income (loss) per share                          $        .01    $       (.10)    $        .21    $        .14
                                                          ============    ============     ============    ============

Weighted average number of common shares
     outstanding:
         Basic                                               6,950,706       6,859,751        6,935,806       6,837,533
                                                          ============    ============     ============    ============
         Diluted                                             7,074,628       6,859,751        7,140,666       7,283,742
                                                          ============    ============     ============    ============

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

                           Consolidated Balance Sheets
                             March 31, 2008 and 2007
                                    (Audited)


                                                      March 31, 2008      March 31, 2007
                                                     ---------------     ---------------
Total assets                                         $    37,670,075     $    42,141,382
                                                     ===============     ===============

Total liabilities                                    $    25,681,642     $    32,084,946
                                                     ===============     ===============

Total stockholders' equity                           $    11,988,433     $    10,056,436
                                                     ===============     ===============

                           Operating Revenue Schedule
              Three and Twelve Months Ended March 31, 2008 and 2007

                                              (Unaudited)                                            (Audited)
                            ------------------------------------------------    --------------------------------------------------
                                           Three Months Ended                                    Twelve Months Ended
                                               March 31,                                             March 31,
                            ------------------------------------------------    --------------------------------------------------
                                2008         %            2007         %             2008          %              2007      %
                            ------------   -------   ------------    -------    ------------   ----------   ------------  --------
Sales                       $ 23,137,998             $ 19,269,604               $ 85,522,692                $ 95,879,958
Reimbursable and other
   program costs
   and expenses               14,128,517               12,471,109                 50,582,993                  60,870,737
                            ------------   -------   ------------    -------    ------------   ----------   ------------  --------
Operating Revenue           $  9,009,481       100   $  6,798,495        100    $ 34,939,699          100   $ 35,009,221       100
Operating Expense              8,415,026        93      8,207,291        121      32,092,578           92     33,022,550        94
                            ------------   -------   ------------    -------    ------------   ----------   ------------  --------
Operating Income (Loss)     $    594,455         7   ($ 1,408,796)       (21)   $  2,847,121            8   $  1,986,671         6
                            ============   =======   ============    =======    ============   ==========   ============  ========


                           Operating Revenue Schedule
   Three Months Ended December 31, 2007, September 30, 2007, and June 30, 2007
                                   (Unaudited)

                             December 31,             September 30,                June 30,
                                 2007           %         2007            %         2007               %
                            ----------------------   -----------------------    -------------------------
Operating Revenue           $  9,585,549       100   $  8,530,765        100    $  7,813,904          100
Operating Expense              8,300,968        87      7,181,282         84       8,195,302          105
                            ----------------------   -----------------------    -------------------------
Operating Income (Loss)     $  1,284,581        13   $  1,349,483         16    ($   381,398)          (5)
                            ======================   =======================    =========================


Contact:

     CoActive Marketing Group, Inc.
     Charles Tarzian
     President and Chief Executive Officer
     212-366-3407

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